ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”), dated as of June 26, 2008 is made by G&E HEALTHCARE REIT MEDICAL PORTFOLIO 3, LLC, a Delaware limited liability company (“Borrower”), GRUBB & ELLIS HEALTHCARE REIT, INC., a Maryland corporation (“Guarantor”; Borrower and Guarantor are individually and collectively referred to herein as “Indemnitor”) to and for the benefit of FIFTH THIRD BANK, a Michigan banking corporation, together with its successors and assigns (“Agent”), as agent for the Banks (as defined below).

R E C I T A L S:

A. Pursuant to that certain Loan Agreement (together with all renewals, amendments, modifications, increases and extensions thereof, the “Loan Agreement”) dated as of the date hereof between Borrower, Agent, and the financial institutions identified therein (the “Banks”), Banks have agreed to make a loan to Borrower in the maximum principal amount of $58,000,000.00 (the “Loan”). The Loan is evidenced by certain Syndicated Promissory Notes dated as of even date herewith in the aggregate principal amount of $58,000,000.00 from Borrower to the order of each Bank (collectively, the “Notes”). Capitalized terms used and not specifically defined herein shall bear the same meaning as in the Loan Agreement.

B. The Loan is secured by, among other things, that certain Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents dated as of even date herewith by Borrower for the benefit of Agent (together with all renewals, modifications, increases and extensions thereof, the “Mortgage”), which grants Agent a first priority security interest in the real property described on Exhibit A attached thereto (the “Property”).

C. As a condition precedent to, and in consideration of, the making of the Loan, Banks have required that Indemnitor indemnify Banks with respect to environmental conditions and operations at the Property as set forth below.

NOW, THEREFORE, to induce Banks to extend the Loan to Borrower and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby certify, represent, and warrant to Agent, and covenant and agree, as follows:

1. Definitions: As used herein, the following terms shall have the meanings specified below:

1.1 The term “Agreement” shall mean this Environmental Indemnity Agreement and all modifications, supplements, and amendments thereto.

1.2 The term “De Minimis Amounts” shall mean any Hazardous Substance either (a) being transported on or from the Property or being stored for use by Borrower or any tenant on the Property within a year from original arrival on the Property in connection with Borrower’s or such tenant’s current operations, or (b) being currently used by Borrower or any tenant on the Property, in either case in such quantities and in a manner that both (i) do not constitute a violation or threatened violation of any Environmental Law or require any reporting or disclosure under any Environmental Law and (ii) are consistent with customary business practice for such operations in the state where the Property is located.

1.3 The term “Environmental Claim” shall mean any and all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, inquiries, investigations, studies or notices relating to any Hazardous Substance or any Environmental Law including without limitation those arising as a result of strict liability, whether under Environmental Law or otherwise, and those arising out of the negligence of the Indemnified Party.

1.4 The terms “Environmental Costs” shall have the meaning ascribed to such term in Section 5 hereof.

1.5 The term “Environmental Law” shall mean any federal, state or local law, whether common law, statute, ordinance, rule, regulation, or judicial or administrative decision or policy or guideline, pertaining to Hazardous Substances, health, industrial hygiene, environmental conditions, or the regulation or protection of the environment, and all amendments thereto as of this date and to be added in the future and any successor statute or rule or regulation promulgated thereto.

1.6 The term “Event of Default” shall mean any default or failure in performance of any provision of this Agreement. Any Event of Default hereunder shall constitute an Event of Default under the Loan Documents.

1.7 The term “Hazardous Substance” shall mean all of the following:

(a) Any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law;

(b) Those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and

(c) Any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

1.8 The term “Indemnified Parties” shall mean and include Agent, Banks, any parent, subsidiary, or affiliated company of Agent or Banks, any assignee or successor in interest of all or part of Agent’s and/or Banks’ interest in the Loan or the Loan Documents, any owner of a participation interest in the Loan or the Loan Documents, any purchaser who acquires all or part of the Property from Agent and/or Banks, their parent, or any of its subsidiaries or affiliates, any recipient of a deed or assignment in lieu of foreclosure of all or part of the Property, any court appointed receiver, and the officers, directors, employees and agents of each of them.

1.9 The term “Loan Documents” shall mean the Notes, the Loan Agreement, the Mortgage and any other documents evidencing, securing or otherwise relating to the Loan.

1.10 The term “Property” shall have the meaning provided in the Recitals hereto, and shall also include all property that is or was at any time affected by the Mortgage, which may later include any and all property previously released from the Mortgage.

1.11 The term “Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any Hazardous Substance into the environment.

2. Representations and Warranties.

(a) Except as disclosed in the reports listed on Exhibit B attached hereto (collectively, the “Reports”), Indemnitor represents and warrants to the Indemnified Parties that, (i) neither the Property nor Borrower nor any tenant, are in violation of any Environmental Law applicable to the Property, and (ii) neither the Property nor Borrower nor, to Indemnitor’s knowledge, any tenant at the Property, are subject to any existing, pending or threatened investigation pertaining to the Property by any federal, state or local governmental authority or are subject to any remedial obligation or lien under or in connection with any Environmental Law.

(b) Except as disclosed in the Reports, Indemnitor represents and warrants to the Indemnified Parties that Indemnitor, including, without limitation, any officer, director, employee, agent, affiliate, tenant, partner or joint venturer of Indemnitor, has no knowledge or notice of the actual, alleged or threatened presence or Release of Hazardous Substances in, on, around or potentially affecting any part of the Property or the soil, groundwater or soil vapor on or under the Property, or the migration of any Hazardous Substance, from or to any other property adjacent to or in the vicinity of the Property; provided, however, that the foregoing representation and warranty does not apply to De Minimis Amounts.

(c) Indemnitor has undertaken an appropriate inquiry into the previous ownership and uses of the Property consistent with good commercial practice. If any environmental questionnaire is executed by Borrower and delivered to Agent, Indemnitor represents and warrants to the Indemnified Parties that, to Indemnitor’s knowledge, the information disclosed in any such environmental questionnaire is true, complete and correct.

(d) Borrower’s intended future use of the Property will not result in the Release of any Hazardous Substance other than De Minimis Amounts, in, on, around or potentially affecting any part of the Property or in the soil, groundwater or soil vapor on or under the Property, or the migration of any Hazardous Substance from or to any other property adjacent to or in the vicinity of the Property.

3. Covenants of Indemnitor.

(a) Borrower shall neither use nor permit any third party to use, generate, manufacture, produce, store, or Release, on, under or about the Property, or transfer to or from the Property, any Hazardous Substance except De Minimus Amounts in compliance with all applicable Environmental Laws; provided, however, that if any third party, by act or omission or by intent or accident, allows any of the foregoing actions to occur, Indemnitor shall promptly remedy such condition, at their sole expense and responsibility. Furthermore, Indemnitor shall not permit any environmental liens to be placed on any portion of the Property.

(b) Borrower has complied, and shall comply and require all occupants of the Property, regardless of length of occupancy, to comply, at Indemnitor’s sole expense and responsibility, with all Environmental Laws governing or applicable to Hazardous Substances, including those requiring disclosures to prospective and actual buyers of all or any portion of the Property.

(c) Indemnitor shall promptly notify Agent in writing if Indemnitor, including, without limitation, any officer, director, employee, agent, affiliate, partner, or joint venturer, of any Indemnitor, has any actual knowledge or notice of the following: (i) that any statement in Paragraph 2 of this Agreement is no longer accurate, (ii) any lien, action or notice affecting the Property or Indemnitor resulting from any violation or alleged violation of the Environmental Law, (iii) the institution of any investigation, inquiry or proceeding concerning Indemnitor or the Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any respect if made at the time of such discovery.

(d) Indemnitor’s obligations under this Agreement shall not be diminished or affected in any respect as a result of any notice, disclosure or knowledge, if any, to or by any of the Indemnified Parties of the Release, presence, existence or threatened Release of Hazardous Substances in, on, around, or potentially affecting the Property or the soil, groundwater or soil vapor on or under the Property, or of any matter covered by Indemnitor’s obligations hereunder. No Indemnified Party shall be deemed to have permitted, caused, contributed to or acquiesced in any such Release, presence, existence or threatened Release of Hazardous Substances or any other matter covered by Indemnitor’s obligations hereunder solely because Agent or any other Indemnified Party had notice, disclosure or knowledge thereof, whether at the time this Agreement is delivered or at any other time.

(e) Indemnitor shall conduct and complete, to Agent’s satisfaction, all remedial, removal, and other actions necessary to clean up and remove Hazardous Substances (other than De Minimis Amounts) in, on, or materially affecting the Property: (i) in accordance with all applicable Environmental Laws; and (ii) in accordance with all applicable orders and directives of all governmental authorities. Indemnitor shall provide to Agent copies of all results and reports relating to such remedial, removal, and other actions.

4. Agent’s Rights.

(a) Agent shall have the right, but not the obligation, without in any way limiting Agent’s other rights and remedies under the Loan Documents, to enter onto the Property at any reasonable time to take and remove soil or groundwater samples, conduct tests and/or site assessments on any part of the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances on or affecting the Property following receipt of any notice from any person or entity asserting the existence or possible existence of any Hazardous Substances pertaining to the Property or any part thereof that, if true, could result in an Environmental Claim, order, notice, suit, imposition of a lien on the Property, or other action and/or that, in Agent’s sole opinion, could jeopardize Agent’s security under the Loan Documents. All reasonable costs and expenses paid or incurred by Agent in the exercise of any such rights shall be payable by Indemnitor upon demand.

(b) Agent shall have the right at any time to appear in and to participate in, as a party if it elects, and be represented by counsel of its own choice in, any action or proceeding in connection with any Environmental Law that affects the Property. Upon demand by any Indemnified Party, Indemnitor shall defend any investigation, action or proceeding involving any matter covered by Indemnitor’s obligations hereunder which is brought or commenced against any Indemnified Party, whether alone or together with Borrower or any other person, all at Indemnitor’s own cost and by counsel to be approved by the Indemnified Party in the exercise of its reasonable judgment. In the alternative, any Indemnified Party may elect to conduct its own defense at the expense of Indemnitor. Indemnitor shall not, without the prior written consent of Agent: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Agent of a full and complete written release of the Indemnified Parties (in form, scope and substance satisfactory to Agent in its sole discretion) from all liability in respect of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect the Indemnified Parties (as determined by Agent in its sole discretion) or obligate the Indemnified Parties to pay any sum or perform any obligation.

5. Indemnification. Indemnitor shall jointly and severally indemnify and hold the Indemnified Parties harmless from, for and against any and all Environmental Claims, liabilities, damages (including foreseeable and unforeseeable consequential damages), losses, fines, penalties, judgments, awards, settlements, and costs and expenses (including, without limitation, reasonable attorneys’ fees, experts’, engineers’ and consultants’ fees, and costs and expenses of investigation, testing, remediation and dispute resolution) (collectively referred to as "Environmental Costs”) that directly or indirectly arise out of or relate in any way to:

(a) Any investigation, cleanup, remediation, removal, or restoration work of site conditions of the Property relating to Hazardous Substances (whether on the Property or any other property);

(b) Any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources involving Hazardous Substances relating to the Property (whether on the Property or any other property);

(c) Any actual or alleged past or present disposal, generation, manufacture, presence, processing, production, Release, storage, transportation, treatment, or use of any Hazardous Substance on, under, or about the Property;

(d) Any actual or alleged presence of any Hazardous Substance on the Property;

(e) Any actual or alleged past or present violation of any Environmental Law relating to the Property;

(f) Any actual or alleged past or present migration of any Hazardous Substance from the Property to any other property, whether adjoining, in the vicinity, or otherwise, or migration of any Hazardous Substance onto the Property from any other property, whether adjoining, in the vicinity, or otherwise;

(g) Any lien on any part of the Property under any Environmental Law;

(h) Any Environmental Claim by any federal, state, or local governmental agency and any claim that any Indemnified Party is liable for any such asserted Environmental Claim allegedly because it is an “owner” or “operator” of the Property under any Environmental Law;

(i) Any Environmental Claim asserted against any Indemnified Party by any of the following: any person other than a governmental agency, including any person who may purchase or lease all or any portion of the Property from Borrower, from any Indemnified Party, or from any other purchaser or lessee; any person who may at any time have any interest in all or any portion of the Property; any person who may at any time be responsible for any cleanup costs or other Environmental Claims relating to the Property; and any person claiming to have been injured in any way as a result of exposure to any Hazardous Substance relating to the Property;

(j) Any Environmental Claim which any Indemnified Party reasonably believes at any time may be necessary to comply with any law, judgment, order, regulation, or regulatory directive relating to Hazardous Substances and the Property, or which any Indemnified Party reasonably believes at any time may be necessary to protect the public health or safety;

(k) Any Environmental Claim resulting from currently existing conditions in, on, around, or materially affecting the Property, whether known or unknown by Borrower or the Indemnified Parties at the time this Agreement is executed, and any such Environmental Claim resulting from the activities of Indemnitor, tenants at the Property, or any other person, in, on, around, or materially affecting the Property; or

(l) Breach of any representation or warranty by or covenant of Indemnitor set forth in this Agreement.

Notwithstanding anything contained herein to the contrary, the foregoing indemnity shall not apply to (i) matters resulting solely from the gross negligence or willful misconduct of any Indemnified Party, or (ii) matters resulting solely from the actions of Indemnified Parties taken after any such parties have taken title to, or exclusive possession of the Property, provided that, in both cases, such matters shall not arise from or be accumulated with any condition of the Property, which condition was not caused by an Indemnified Party. The foregoing indemnity is expressly intended to include, and does include, any Environmental Costs arising as a result of any strict liability imposed or threatened to be imposed on an Indemnified Party in connection with any of the indemnified matters described in this Paragraph 5 or arising as a result of the negligence (as opposed to gross negligence or willful misconduct) of an Indemnified Party in connection with such matters.

6. Reinstatement of Obligations. If at any time all or any part of any payment made by Indemnitor or received by an Indemnified Party from Indemnitor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of any Indemnitor), then the obligations of Indemnitor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitor, or receipt of payment by an Indemnified Party, and the obligations of Indemnitor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitor had never been made.

7. Reservation of Rights. Nothing in this Agreement shall be construed to limit any claim or right which any Indemnified Party may otherwise have at any time against Indemnitor or any other person arising from any source other than this Agreement, including any claim for fraud, misrepresentation, waste, or breach of contract other than this Agreement, and any rights of contribution or indemnity under any federal, state or local Environmental Law or other applicable law, regulation or ordinance.

8. No Waiver; Rights Cumulative. If any Indemnified Party delays or fails to exercise any right or remedy against Indemnitor, that alone shall not be construed as a waiver of that right or remedy. All remedies of any Indemnified Party against Indemnitor are cumulative.

9. Successors and Assigns. This Agreement shall be binding upon each Indemnitor and its respective heirs, legal representatives, successors and assigns and shall inure to the benefit of the Indemnified Parties. No Indemnitor shall have any right to assign its respective obligations under this Agreement. This Agreement is assignable by Agent and Banks, and any full or partial assignment hereof by Agent or Banks shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent and Banks and so assigned by Agent or Banks. Each Indemnitor expressly waives notice of transfer or assignment of this Agreement and acknowledges that the failure by Agent to give any such notice shall not affect the liabilities of Indemnitor hereunder.

10. Survival. The indemnity obligations of Indemnitor pursuant to Paragraph 5 of this Agreement and all other obligations of Indemnitor hereunder shall survive the payment of the Loan in full.

11. Full Recourse. The indemnity contained herein shall not be subject to any nonrecourse or other limitation of liability provisions contained in any document or instrument executed and delivered in connection with the Loan and the liability of Indemnitor hereunder shall not be limited by any such nonrecourse or similar limitation of liability provisions.

12. Misrepresentation. If any material warranty, representation or statement contained herein shall be or shall prove to have been false when made or if Indemnitor shall fail or neglect to perform or observe any of the terms, provisions or covenants contained herein, the same shall constitute an Event of Default (as defined in the Loan Documents) under the Loan Documents.

13. Notices. Any notice required or permitted in connection herewith shall be given in the manner provided in the Mortgage.

14. Reliance; Separate Action. Indemnitor acknowledges that Agent has and will rely upon the representations, warranties and agreements herein set forth in closing and funding (or modifying as the case may be) the Loan and that the execution and delivery of this Agreement is an essential condition but for which Banks would not close or fund (or modify) the Loan. Indemnitor agrees that this Agreement and the indemnity contained herein is separate, independent and in addition to the undertakings of Indemnitor under the Loan Documents. Indemnitor agrees that a separate action may be brought to enforce the provisions of this Agreement which shall in no way be deemed to be an action on the Notes, whether or not the Indemnified Parties would be entitled to a deficiency judgment following a judicial foreclosure or sale under the Mortgage.

15. Waiver. Indemnitor waives any right or claim of right to cause a marshaling of the assets of Indemnitor or to cause Agent to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; Indemnitor agrees that any payments required to be made hereunder shall become due on demand; Indemnitor expressly waives and relinquishes all rights and remedies accorded by applicable law to sureties, indemnitors or guarantors, except any rights of subrogation that Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts or omissions of Agent.

16. Successive Actions. Notwithstanding any law to the contrary, the parties expressly agree that a separate right of action hereunder shall arise each time Agent acquires knowledge of any matter indemnified by Indemnitor under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

17. Construction. In this Agreement, the word “person” includes any individual, company, trust or other legal entity of any kind. If this Agreement is executed by more than one person, the words “Indemnitor”, “Guarantor” and “Borrower” include all such persons. The word “include(s)’’ means “include(s), without limitation,” and the word “including” means “including, but not limited to.” When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa.

18. Severability. Every provision of this Agreement is intended to be severable. If any term, provision, section or subsection of this Agreement is declared to be illegal or invalid, for any reason whatsoever, by a court of competent jurisdiction, such illegality or invalidity shall not affect the other terms, provisions, sections or subsections of this Agreement, which shall remain binding and enforceable. To the extent there is any conflict between this Agreement and the terms and provisions of any of the other Loan Documents, the terms and provisions of this Agreement shall control.

19. Costs and Expenses. On demand, Indemnitor agrees to pay all of the Indemnified Parties’ costs and expenses, including attorneys’ fees, which may be incurred in any effort to enforce any term of this Agreement, including all such costs and expenses which may be incurred by any Indemnified Party in any legal action, reference, mediation or arbitration proceeding. From the time(s) incurred until paid in full to the Indemnified Parties, those sums shall bear interest at the Default Rate (as defined in the Notes).

20. Time; No Course of Dealing. Time is of the essence of this Agreement, and of each and every provision hereof. The waiver by Indemnified Party of any breach or breaches hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach of breaches.

21. Governing Law. This Agreement and the transaction contemplated hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflict of laws principles.

22. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one Agreement.

23. Captions for Convenience. The captions and headings of the paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

24. Joint and Several Liability. Each party executing this Agreement as an Indemnitor shall be jointly and severally liable for all obligations of Indemnitor hereunder.

25. JURISDICTION AND VENUE. INDEMNITOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY INDEMNITOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF INDEMNIFIED PARTIES INITIATE SUCH ACTION, ANY COURT IN WHICH INDEMNIFIED PARTIES SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. INDEMNITOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY INDEMNIFIED PARTIES IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO INDEMNIFIED PARTIES AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT. INDEMNITOR WAIVES ANY CLAIM THAT CHICAGO, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD INDEMNITOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, INDEMNITOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY INDEMNIFIED PARTIES AGAINST INDEMNITOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR INDEMNITOR SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY INDEMNIFIED PARTIES OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY INDEMNIFIED PARTIES OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND INDEMNITOR HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

26. Waiver of Jury Trial. INDEMNITOR AND INDEMNIFIED PARTIES HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG INDEMNITOR AND INDEMNIFIED PARTIES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN INDEMNITOR AND INDEMNIFIED PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOAN DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

[Signature page follows]

IN WITNESS WHEREOF, Indemnitor has executed this Agreement as of the date set forth herein.

BORROWER:

G&E HEALTHCARE REIT MEDICAL PORTFOLIO 3, LLC, a Delaware limited liability company By: /s/ Shannon K S Johnson Name: Shannon K S Johnson Title: Authorized Signatory
GUARANTOR:

GRUBB & ELLIS HEALTHCARE REIT, INC., a Maryland corporation By: /s/ Shannon K S Johnson Name: Shannon K S Johnson Title: Chief Financial Officer